Exhibit 10.9

                          CREDIT TRANSACTION AGREEMENT

                                                                 27th, May, 2009

Creditor  :  Shinhan  Bank
Borrower:    Leo  Motors  Co.,  Ltd.
             291-1  ,  Hasangok-Dong,  Hanam-Si,  Gyounggi-Do

The Borrower hearby acknowledges that the general Terms and Conditions for Bank Credit Transactions(for Corporation)(the "General Terms and Conditions")shall apply to the credit transaction between the borrower and Shinhan Bank(the "Bank") on the terms and conditions as set forth below, and further agrees to be bound by the following terms and conditions



ARTICLE  1.  TERMS  AND  CONDITIONS  OF  THE  TRANSACTION

The  terms  and  conditions  of  the  transaction  shall  be  as  follows


1.  CREDIT  TYPE  :  FOR  REGULAR  BUSINESS  OPERATION

2.  CREDIT  AMOUNT  :  500,000,000KRW

3.  CREDIT  COMMENCEMENT  DATE  :  MAY  27  2009

4.  MATURITY  DATE(FINAL  REPAYMENT  DATE)  :  MAY  26  2010

5.  INTEREST  RATE  AND  OTHER

     -Floating
     -Base  Interest  Rate:+3.4%
     -Period  :  6month

6.  LOAN  INTEREST  AND  DEFAULT  INTEREST  COMPUTATION  METHOD

-Loan interest and default shall be computed on Daily basis. In case of computing them on a daily basis, one year shall be deemed 365 days However, in the case of foreign exchange transaction, international practices and commercial customs shall apply

7.  CREDIT  EXTENSION  METHOD

-The loan shall be extended upon the borrower's request satisfying certain requirements.

8.  REPAYMENT  METHOD

-The  loan  shall  be  fully  repaid  in  lump  sum  on  the  Maturity  Date

9.  INTEREST  PAYMENT  DATE  AND  METHOD

-The initial interest shall be paid within 1 months from the Credit Commencement Date and the interest accruing. Thereafter shall be paid within 1 months from the date following the last computation date of the paid interest

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ARTICLE  2.  DEFAULT  INTEREST

1. In the event that Borrower fails to pay the interest, the install payment amount and/or the principal and interest of the loan payable in installment on the agreed due date, the Borrower shall immediately pay default interest on such overdue amount.

2. In the event that Borrower fails to fulfill its obligation on the maturity date of the loan, or in the event that the borrower is subject to the acceleration obligation pursuant to article 7 of the General terms and Conditions( including occurrence of the obligation to repurchase a discounted bill under Article 9 of the General Terms and Condition), the Borrower shall immediately pay default interest on the remaining balance of the loan.

3. In the case of accumulative trust Loan ,the Borrower shall immediately pay of default interest on the interest accrued until the preceding date of the set-off, and the default interest on the remaining balance of the loan on or after the set -off.

ARTICLE 3. DETERMINATION OF AGGREGATE LOAN AMOUNT AND NOTICE OF INSTALLMENT REPAYMENT SCHEDULE

1. In the case of loan extended in installment, the aggregate loan amount shall be finally determined after the extension of the last installment, and this determination shall be based on the installment repayment schedule, receipts and other supporting evidences.

2. In the case of loans to be repaid in installment repayment schedule for the fixed aggregate debt amount and notify this to the debt-related parties .

ARTICLE  4.  REDUCTION  OR  SUSPENSION

1. In the case of revolving credit facility and loans extended in installments, if the credit transactions are deemed to have been materially affected in an adverse in an adverse manner by repaid change in national economy or financial market conditions or substantial deterioration of the credit standing of the Borrower, the Bank may, by giving notice to the Borrower, reduce the agreed credit(limit)amount as set forth in Article 1 or temporarily suspend extension of credit even during the credit period . In such case, the Borrower shall immediately repay any amount in excess of the reduced credit limit.

2. If any of the event set forth in paragraph 1 above is cured and credit transactions may be conducted in a normal manner, the Bank shall immediately cancel the reduction of credit (limit)amount or suspension of credit extension(as the case may be)

ARTICLE  5.  REPAYMENT  CURRENCY  AND  EXCHANGE  RATE

The principal and interest of the foreign loans may be repaid in borrowed currency or KRW and in case of repayment in KRW , the telegraphic transfer selling rate applied to the client on the date of repayment shall be applied as the relevant foreign exchange

ARTICLE  6.  ASSURANCE  OF  THE  REPAYMENT  OF  THE  LOANS

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1.     The  Borrower  convents  to  the Bank that it shall consult with the Bank before  the  Borrower  performs  any  of  the  followings

     a) Merger, Business transfer and sale or lease of any material assets of the Borrower

     b)   Investment in any of asset with the loan, which is not agreed here to:

     c)   Provision  of  guarantees  in  favor  of  any  third  party;

     d)   Engaging  in  new  business  or  making  overseas  investment;  and

     e) Probable material change in the business of Borrower, including commencement of workout plan and application for private composition.

2. The Borrower covenants to the Bank that if the Bank reasonably demands the borrower to perform any of the following to assure the performance by Borrower of the obligations hereunder, it shall comply with the demand of the Bank

     a)   Sale  of  the  real  estate  or  securities  owned  by  the  Borrower.

     b)   Capital  contribution  by  major  shareholders  of  the  Borrower, and

     c)   Capital  increase  with  consideration  or  initial  public  offering

3. Paragraph 1 shall be applicable only where the Bank and borrower enter into a separate agreement with respect each such paragraph.

ARTICLE  7.  PROVISION  OF  DOCUMENTS

1. The Borrower agrees that it shall provide the following documents to the Bank in the case that the Bank requests such documents of the General Terms and Conditions and
For  the  management  of  the  loan:

     a) Quarterly: value added tax report, trial balance sheet of totals and balances, statement of current debt, and sales estimation of each purchaser of products and each product, etc;

     b) Semi-annually: semi-annually business report, value added tax report, trial balance sheet of totals and balances, statement of current debt, and sales estimation of each purchaser of products and each product, etc;

     c) Annually: an audited report prepared by a certified public accountants(closing financial statement); consolidated financial statement, commercial registry extracts, a business registration certificates, shareholders register, articles of incorporation, a summary sheet of earned income tax withholding, a business plan, pro forma financial statements(for 3 years), statement regarding major client, copies of various approval and permit and technical certificates(e.g., KS, ISO, patent, etc), statement regarding labor strike, other product manuals, and reference materials related to the same industry, etc.

     d) At any time: trial balance sheet of totals and balances, statement of current debt, any document evidencing the use of the loan, etc.

2. The Borrower shall submit the following documents to the Bank in the event that requests such documents to investigate the current status of foreign currency risk of the Borrower and management thereof by the Borrower in connection with the credit

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evaluation  of  the  Borrower;

     a) Document relating to foreign currency risk management committee and regulations on foreign currency risk management;

     b) Document relating to current procurement of foreign currency and current operation of foreign currency; and

     c) Document relating to current derivatives transaction in foreign currency

ARTICLE  8.  OTHER  SPECIAL  CONDITION

     None


Borrower:  Leo  Motors  Co.,  Ltd.
           291-1  ,  Hasangok-Dong,  Hanam-Si,  Gyounggi-Do
           Signed  by:  Jung  Yong  Lee  /CEO  &  President

Creditor:  Shinhan  Bank
           Trade  Center  Branch
           Singed  by  :  Oh  Jin  Young  /  Manager